Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-267385) and on Form S-8 (Nos. 333-252122 and 333-281387) of Driven Brands Holdings Inc. of our report dated February 26, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Charlotte, North Carolina February 26, 2025